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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES OF
                       AFFILIATED COMPUTER SERVICES, INC.

Subsidiary                                                         Jurisdiction of Organization
----------                                                         ----------------------------
2828 N. Haskell, Inc.                                                        Texas
ACS Claims Services, Inc.                                                    Texas
ACS Government Services, Inc.                                                Texas
ACS Healthcare Services, Inc.                                                California
ACS Government Solutions Group, Inc.                                         Maryland
     ACS Defense, Inc.                                                       Massachusetts
          ASEC International Incorporated                                    Delaware
               Saudi American Systems Engineering Company                    Saudi Arabia
          Betac International Corporation                                    Delaware
               Betac Corporation                                             Virginia
     CDSI Education Services, Inc.                                           Maryland
               Guarantec, LLP                                                Florida
     CDSI International, Inc.                                                Delaware
         CDSI Argentina S.A.                                                 Argentina
         CDSI Guatemala S.A.                                                 Guatemala
     CDSI Mortgage Services, Inc.                                            Maryland
     Computer Data Systems Sales, Inc.                                       Maryland
          M-GA Fields Road Ltd. Partnership                                  Maryland
ACS Image Solutions, Inc.                                                    Louisiana
     Intellifile, Inc.                                                       Nevada
ACS Retail Solutions, Inc.                                                   Texas
FCTC Transfer Services, L.P.                                                 Delaware
ACS Communications Industry Services, Inc.                                   Illinois
     ACS Toronto, Inc.                                                       Canada
ACS Outsourcing Solutions, Inc.                                              Michigan
     Genix CSI, Inc.                                                         Michigan
     Affiliated Computer Services, Ltd.                                      United Kingdom
ACS Desktop Solutions, Inc.                                                  Virginia
ACS Legal Solutions, Inc.                                                    Pennsylvania
Medianet, Inc.                                                               Delaware
Micah Technology Services, Inc.                                              Texas
ACS Shared Services, Inc.                                                    Delaware
ACS Technology Solutions, Inc.                                               Texas
     Cara Corporation                                                        Illinois
TransFirst, Inc.                                                             Texas
ACS Business Process Solutions, Inc.                                         Nevada
     ACS Data Entry, Inc.                                                    Delaware
     ACS Business Process Solutions de Mexico, S. A. de C. V.                Mexico
     ACS Guatemala S.A.                                                      Guatemala
     Affiliated Computer Services BPS, S.A.R.L.                              France
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
Subsidiary                                                         Jurisdiction of Organization
----------                                                         ----------------------------
ACS - BPS (Ghana) Limited                                                    Ghana
ACS Lending, Inc.                                                            Delaware
ACS BRC Holdings, Inc.                                                       Delaware
     Clinisys, Inc.                                                          Texas
     BRC Technology Services, Inc.                                           Delaware
     Coding Systems, Inc.                                                    Delaware
     Logan Services, Inc.                                                    Delaware
     ACS Enterprise Solutions, Inc.                                          Delaware
           Tenacity Acquisition Company                                      Delaware
           Consultec, LLC                                                    Delaware
     The Pace Group, Inc.                                                    Texas
           MIDS, Inc.                                                        Arizona
           The Pace Group Services, Inc.                                     Texas
     ACS Health Care, Inc.                                                   Oregon
           Latron Holdings, Inc.                                             Oregon
           Latron Computer Systems, Inc.                                     New Jersey
ACS TradeOne Marketing, Inc.                                                 Delaware
ACS Properties, Inc.                                                         Delaware
     ACS Marketing, LP                                                       Delaware
Birch & Davis Holdings, Inc.                                                 Delaware
     Birch & Davis Associates, Inc.                                          Maryland
     Birch & Davis Health Management Corp.                                   Maryland
              Birch & Davis Health Management of Hawaii, Inc.                Hawaii
              Birch & Davis Health Management of California, Inc.            California
              Pennsylvania Accountable Health Plans                          Pennsylvania
ECG Holdings, LLC                                                            Delaware
ACS Securities Services, Inc.                                                Texas
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